UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                            FORM 8-K

                          Current Report

               Pursuant to Section 13 or 15(d) of
                The Securities Act of 1934



Date of Report:      July 27, 2000

                      WESTVACO
CORPORATION
     (Exact Name of Registrant as Specified in Its Charter)
            DELAWARE                               1-3013
                             13-1466285
(State           or          other)                   (Commission
(I.R.S. Employer
           jurisdiction                      File         Number)
Identification No.)
  of incorporation)


     299 PARK AVENUE, NEW YORK, NEW YORK     10171
                                             (Zip Code)





  Registrant's telephone number, including area code  (212)  688-
5000



ITEM 5.   OTHER EVENTS

Westvaco issued a news release on July 27, 2000, announcing that Rigesa, Ltda., a wholly owned subsidiary of Westvaco, has reached a definitive agreement to acquire all assets of Agaprint
Embalagens, a leading supplier of consumer packaging in Brazil. Agaprint is a subsidiary of Nemofeffer, a paper and envelope supplier, and produces packaging at a plant in Sao Paulo that Agaprint shares with other Nemofeffer operations. Agaprint's manufacturing assets, including prepress equipment, a modern offset press now in use and a new offset press with capabilities unlike any similar equipment in Brazil and scheduled for delivery in October, will be installed in Rigesa's consumer packaging plant in Valinhos, Brazil. A copy of the news release is filed as Exhibit 99.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99 News release issued by the Company on July 27, 2000


                      SIGNATURE

Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               WESTVACO CORPORATION
                               By
                                  _______________________
                                      John W. Hetherington
                                      Vice President and Secretary

                               Date:  July 27, 2000

                    EXHIBIT INDEX


                                                          Page No.
Exhibit 99 News release issued by the Company on
           July 27,2000                                      3


                                                       Exhibit 99

Investor Relations Contact:   Roger A. Holmes       (212) 318-5288
Media Contact:                William P. Fuller III (212) 318-5250

FOR IMMEDIATE RELEASE:

     WESTVACO TO ACQUIRE ASSETS IN BRAZIL

Transaction will expand consumer packaging operations with new capabilities

NEW YORK, NY, July 27, 2000 Rigesa, Ltda., a wholly owned subsidiary of Westvaco Corporation (NYSE: W), has reached a definitive agreement to acquire all assets of Agaprint Embalagens, a leading supplier of consumer packaging in Brazil. Under terms of the agreement, Rigesa will assume Agaprint's supply contracts and purchase its manufacturing equipment.

Agaprint is a subsidiary of Nemofeffer, a paper and envelope supplier, and produces packaging at a plant in Sao Paulo that Agaprint shares with other
Nemofeffer operations. Agaprint's manufacturing assets, including prepress equipment, a modern offset press now in use and a new offset press with capabilities unlike any similar equipment in Brazil and scheduled for delivery in October, will be installed in Rigesa's consumer packaging plant in Valinhos, Brazil.

"Agaprint's emphasis on providing high-quality packaging solutions to Brazil's leading consumer product companies makes its business a perfect fit for Westvaco's expanding global packaging business," said Mark R. McMahon, President of Rigesa. Agaprint provides packaging for food, confections and other products to companies including Garoto, Perdigao, Pillsbury and Quaker, to name a few.

Mr. McMahon joined Jorge Feffer, Agaprint Director, in assuring Agaprint's customers that supply and service commitments will be maintained during the transfer of business. Terms of Rigesa's transaction with Nemofeffer were not disclosed.

"By combining Agaprint's offset printing capabilities with a flexographic press that we installed just a year and a half ago, we will provide our customers with a broader range of packaging solutions," said
Mr. McMahon. "That enhanced capability is at the core of our strategy for continued growth in Brazil's highvalue packaging markets."

Agreeing to purchase Agaprint's assets is Westvaco's latest initiative to expand its global packaging business. Following a strategic review in 1999, the company reorganized its packaging business before completing three acquisitions. In December
1999,Westvaco acquired a modern bleached paperboard mill in Evadale, TX. In January 2000, Westvaco acquired Mebane Packaging, the top U.S. supplier to multinational pharmaceutical and personal care product companies, and in July, IMPAC Group, Inc., a leading North American and European supplier of packaging for entertainment products, cosmetics and health and beauty aids. Rigesa, which Westvaco has owned since 1953, is a leading packaging supplier in Brazil, operating two paper mills, four container plants and one consumer packaging plant. The company has 18 sales offices strategically located throughout
Brazil, employs about 2,000 people and is the country's second largest producer of corrugated packaging.

Westvaco Corporation (www.westvaco.com), headquartered in New York, NY, is a major producer of packaging, paper and specialty chemicals. The company serves customers in more than 70 countries with operations in the United States, South America, Asia and Europe.

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of
1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company, or industry results, to differ materially from those expressed, or implied by the forward looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed in or implied by the forward-looking statements include, but are not limited to, competitive pricing for the company's products; changes in raw materials, energy and other costs; technological developments; fluctuations in demand and changes in production capacities; changes in economic growth in the U.S. and international economies, especially in Asia and Brazil; government policies and regulations, including but not limited to those affecting the environment and the tobacco industry; and currency movements.